EXHIBIT 23

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INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Casmyn Corp. on Form S-8 of our report dated December 22, 1995, appearing in the Annual Report on Form 10-KSB of Casmyn Corp. for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP


Reno, Nevada
August 26, 1996